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                                                                   EXHIBIT 10.22



THIS UNSECURED SUBORDINATED PROMISSORY NOTE IS SUBORDINATED IN RIGHT OF PAYMENT, AS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT ("SUBORDINATION AGREEMENT"), DATED AS OF THE DATE HEREOF, AMONG HOLDER, MAKER, COMERICA BANK-CALIFORNIA, AND THE PENINSULA FUND III, L.P, AS AT ANY TIME AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED OR RESTATED. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS UNSECURED SUBORDINATED PROMISSORY NOTE AND THE TERMS OF THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

                     UNSECURED SUBORDINATED PROMISSORY NOTE
                                    ("Note")

$13,000,000                                                    November 25, 2002



               FOR VALUE RECEIVED, DECKERS OUTDOOR CORPORATION, a Delaware corporation ("Maker"), promises to pay to Mark Thatcher or order ("Holder"), in lawful money of the United States, the principal sum of Thirteen Million Dollars ($13,000,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to Nine Percent (9%) in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

        1. Payments.

               1.1 Interest. Interest only at the rate of Seven Percent (7%) per annum on the unpaid balance of this Note (including, without limitation, amounts compounded and added to the principal balance, pursuant to the next sentence) shall be due and payable annually, one (1) year from the date of this Note, commencing on the same day of each year thereafter. Interest at the rate of Two Percent (2%) per annum (the "Deferred Interest") will be compounded annually on the anniversary date of this Note and added to the outstanding principal balance and be accrued until due and payable on [November 25], 2008 (the "Final Maturity Date").

               1.2 Principal. The principal amount of this Note together with all accrued and unpaid interest and other charges shall be due and payable upon the Final Maturity Date.

               1.3 Prohibited Payments of Interest and Principal.
Notwithstanding anything to the contrary in this Note, Maker shall not pay and Holder shall not collect or

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receive payment upon any of the obligations owed by Maker to Holder hereunder including, without limitation, any principal, interest, costs, charges or other liabilities or obligations, to the extent such payment is prohibited by the Subordination Agreement (defined herein).

               1.4 Manner of Payment. All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Holder in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Arizona.

               1.5 Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest (including, without limitation, any Deferred Interest) on the amount of principal prepaid calculated to the date of such prepayment and further provided that the Maker shall not make any such prepayment and Holder shall not collect or receive any such prepayment to the extent such prepayment is prohibited by the Subordination Agreement, as hereinafter defined in Section 4.

        2. Defaults.

               2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                      (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for ten
        (10) days.

                      (b) The aggregate term debt constituting part of the Senior Debt exceeds Thirty Million Dollars ($30,000,000) without Holder's prior written consent.

                      (c) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or
        (v) admit in writing its inability to pay its debts as they become due.



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                      (d) If a court of competent jurisdiction enters an order
        or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 90 days.

                      (e) All or any part of the property of Maker valued in the aggregate in excess of Five Hundred Thousand Dollars ($500,000) is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, released or bonded pending appeal within 30 days of the date thereof.

                      (f) The occurrence of any default, event of default or similar event or condition leading to the acceleration of the Senior Debt (as defined in the Subordination Agreement).

               2.2 Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Holder in Holder's sole and absolute discretion), Holder may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note including reasonable attorney's fees, provided that Holder shall not exercise any such rights or remedies to the extent the exercise of any such right or remedy would be prohibited by the Subordination Agreement (defined herein).

               3. Default Interest. If any payment of interest and/or principal is not received by the holder hereof when such payment is due or if any Event of Default occurs, then the principal hereof shall bear interest at the rate of Eleven Percent (11%) per annum, which interest shall be due and payable upon demand.

               4. Subordination. The indebtedness evidenced by this Note is subordinated to the indebtedness of the Maker pursuant to the Subordination Agreement, dated November 25, 2002 (the "Subordination Agreement"), entered into by and among Maker, the Holder, Comerica Bank-California, and Peninsula. The terms and conditions of the Subordination Agreement are incorporated herein by reference. Capitalized terms used in this Note but defined herein shall have the definitions as set forth in the Subordination Agreement.

               5. Reliance of Subordination. The terms and conditions of the Subordination Agreement shall constitute a continuing offer to all persons or entities who, in reliance upon such provisions, become a holder of, or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and




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each such holder is made an obligee hereunder and they or each of them may enforce such provisions.

               6. Further Assurances. The holder of this Note shall give, execute and deliver any notice, statement, instrument, document, agreement or other papers, and shall permit the holders of Senior Debt, upon request to make any notation or endorsement upon any promissory note or other instrument or documents evidencing or securing the indebtedness of this Note, that may be necessary or desirable, or that the holders of Senior Debt may request in order to create, preserve or validate the rights of the holders of Senior Debt to exercise or enforce their rights hereunder, or otherwise to effect the purposes of this Note.

               7. Application of Payments. All payments shall be applied first to accrued interest and costs of collection and the remainder, if any, to principal. All payments hereunder shall be paid without demand, counterclaim, reduction or setoff.

               8. Relative Rights. This Section defines the relative rights of the Holder of this Note and the holders of Senior Debt pursuant to the Subordination Agreement. Nothing in this Note shall:

               (a) impair, as between Maker and the holder of this Note, the obligation of Maker, which is absolute and unconditional, to pay principal of or interest on this Note in accordance with its terms;

               (b) affect the relative rights of the holder of this Note and other creditors of Maker other than the holders of Senior Debt; or

               (c) prevent the holder of this Note from exercising its available remedies upon a default hereunder, subject to the rights of the holders of the Senior Debt otherwise payable to the holder of this Note.

               9. Miscellaneous.

                      9.1 Waiver. The rights and remedies of Holder under this Note shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note shall be effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Holder; (b) no waiver that may be given by Holder will be applicable except in the specific instance for which it is



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given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Holder to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

                      9.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the Subordination Agreement. Maker shall promptly notify the holder of this Note of any facts known to cause Maker a payment that would cause a payment of principal or interest in this Note to violate the terms of the Subordination Agreement, but failure to give such notice shall not affect the Subordination of this Note to Senior Debt provided for under the Subordination Agreement.

                      9.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                      9.4 Governing Law. This Note will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

                      9.5 Parties In Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Holder without the express prior written consent of Maker (which shall not be unreasonably withheld), except by will or the laws of descent.

                      9.6 Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

                      9.7 Costs of Collection. In the event any holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if any holder hereof becomes party plaintiff or defendant in any legal proceeding in relation to the property described in any instrument securing this Note or for the recovery or protection of the indebtedness evidenced hereby, Maker, its successors and assigns, shall repay to such holder hereof, on demand, all costs and expenses so incurred, including reasonable attorney's fees, including those costs, expenses and attorney's fees incurred after the filing by or against the Maker of any proceeding under any chapter of the



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Bankruptcy Law, or similar federal or state statute, and whether incurred in connection with the involvement of any holder hereof as creditor in such proceedings or otherwise.

                      9.8 Waivers. Subject to the Subordination Agreement, the Maker and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note or the release of any part primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by any of them, to first institute suit or exhaust its remedies against any maker or others liable herefor, and consent to any extension or postponement of time or payment of this Note or any other indulgence with respect hereto without notice thereof to any of them.

                      9.9 Rate of Interest. Notwithstanding any provision contained herein to the contrary, the effective interest rate under this Note shall include the applicable interest rate described herein plus any compensating balance requirement and any additional charges, costs and fees incident to the loan evidenced hereby to the extent they are deemed to be interest under applicable Arizona law. Should the interest rate as calculated under this Note at any time exceed that allowed by law, the applicable rate hereunder will be the maximum rate of interest allowed by applicable Arizona law to be charged on any contracts.

                      9.10 Submission to Jurisdiction. THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE EXCLUSIVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS NOTE. BY EXECUTING THIS NOTE, THE UNDERSIGNED SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA.

                      9.11 Replacement of Senior Debt. The Maker of this Note may, at any time, without the consent of the Holder, replace, substitute or exchange any provider of Senior Debt with any new primary lender for a revolving credit agreement or asset based loan agreement for any amount and up to $30,000,000 in term loans from either a primary lender or a senior subordinated lender provided that any new lender agrees to the subordination provisions set forth in this Note and the Subordination Agreement or otherwise agrees to subordination terms acceptable to the Holder and the other parties.



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               IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                       DECKERS OUTDOOR CORPORATION,
                                       a Delaware corporation

                                       By:  /s/ Douglas B. Otto
                                           -------------------------------------
                                            Douglas B. Otto,
                                            Chairman and Chief Executive Officer



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